EXHIBIT 99.1

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                                 Contact:   Chris Tunnard
                                            Ulticom Inc.
                                            1020 Briggs Road
                                            Mount Laurel, New Jersey 08054
                                            856-787-2700

           ULTICOM ANNOUNCES RESIGNATIONS FROM ITS BOARD OF DIRECTORS
              DEPARTURE OF COMVERSE EXECUTIVES LEAVES TWO VACANCIES

     Mount Laurel, NJ, May 1, 2006 -- Ulticom, Inc. (NASDAQ: ULCM) today announced that Kobi Alexander has resigned as non-executive Chairman of the Board of Directors and as a director, and David Kreinberg has resigned as a director, of Ulticom, effective April 28, 2006. The resignations of Messrs. Alexander and Kreinberg leave two vacancies on Ulticom's nine person Board of Directors. The Board is considering currently who it will select as a new Chairman of the Board and whether it will fill either or both of the vacancies in advance of the election of directors at Ulticom's 2006 Annual Meeting of Shareholders. Ulticom's executive management is unaffected by these changes.

     Ulticom's majority shareholder, Comverse Technology, Inc., announced today that Messrs. Alexander and Kreinberg had resigned as Chief Executive Officer and Chief Financial Officer, respectively, of Comverse, effective April 28, 2006. Mr. Alexander also resigned as Chairman of the Board and as a director of Comverse. Ron Hiram, who is an independent director of Comverse and has served as an independent director of Ulticom since April 2000, has been elected by Comverse's Board of Directors as its non-executive Chairman. Mr. Hiram will continue as a member of Ulticom's Board.

     ABOUT ULTICOM, INC.

     Ulticom provides service essential signaling solutions for wireless, wireline, and Internet communications. Ulticom's products are used by leading telecommunication equipment and service providers worldwide to deploy mobility, location, payment, switching, and messaging services. Traded on NASDAQ as ULCM, Ulticom is headquartered in Mount Laurel, NJ with additional offices in the United States, Europe, and Asia. For more information, visit www.ulticom.com.

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     Note: This release contains "forward-looking statements" for purposes of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. There can be no assurances that forward-looking statements will be achieved, and actual results could differ materially from forecasts and estimates. Important factors that could cause actual results to differ materially include: the results of the Audit Committee's review of matters relating to the Company's stock option awards, including but not limited to the accuracy of the stated grant dates of option awards and whether proper corporate procedures were followed in connection with such awards; the results of Comverse's review of its stock option awards as applicable to employees of the Company; the impact of any restatement of the financial statements of the Company or other actions that may be taken or required as a result of such reviews; the Company's inability to file required reports with the Securities and Exchange Commission; the risks of dealing with potential claims and proceedings that may be commenced concerning such matters; risks associated with the Company's inability to meet requirements of the NASDAQ Stock Market for continued listing of the Company's shares; risks associated with the development and acceptance of new products and product features; risks associated with the Company's dependence on a limited number of customers for a significant percentage of the Company's revenues; changes in the demand for the Company's products; changes in capital spending among the Company's current and prospective customers; aggressive competition may force the Company to reduce prices; risks associated with rapid technological changes in the telecommunications industry; risks associated with making significant investments in the expansion of the business and with increased expenditures; risks associated with holding a large proportion of the Company's assets in cash equivalents and short-term investments; risks associated with the Company's products being dependent upon their ability to operate on new hardware and operating systems of other companies; risks associated with dependence on sales of the Company's Signalware products; risks associated with future networks not utilizing signaling systems and protocols that the Company's products are designed to support; risks associated with the products having long sales cycles and the limited ability to forecast the timing and amount of product sales; risks associated with the integration of the Company's products with those of equipment manufacturers and application developers and the Company's ability to establish and maintain channel and marketing relationships with leading equipment manufacturers and application developers; risks associated with the Company's reliance on a limited number of independent manufacturers to manufacture boards for the Company's products and on a limited number of suppliers for board components; risks associated with becoming subjected to, defending and resolving allegations or claims of infringement of intellectual property rights; risks associated with others infringing on the Company's intellectual property rights and the inappropriate use by others of the Company's proprietary technology; risks associated with the Company's ability to retain existing personnel and recruit and retain qualified personnel; risks associated with the increased difficulty in relying on equity incentive programs to attract and retain talented employees and with any associated increased employment costs; risks associated with rapidly changing technology and the ability of the Company to introduce new products on a timely and cost-effective basis; risks associated with changes in the competitive or regulatory environment in which the Company operates; and other risks described in filings with the Securities and Exchange Commission. These risks and uncertainties, as well as others, are discussed in greater detail in the filings of Ulticom with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. All such documents are available through the SEC's website at www.sec.gov or from Ulticom's web site at www.ulticom.com. Ulticom makes no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statement is made.